As filed with the Securities and Exchange Commission on August 10, 2005
Registration Nos. 333-103097, 333-103097-01 and 333-103097-02

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

UNOCAL	UNION OIL COMPANY	UNOCAL CAPITAL
CORPORATION	OF CALIFORNIA	TRUST II
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Delaware	California	Delaware
(State or other jurisdiction of incorporation or	(State or other jurisdiction of incorporation or	(State or other jurisdiction of incorporation or
organization)	organization)	organization)

20-2659678	95-1315450	TO BE APPLIED FOR
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

	c/o Unocal Corporation	c/o Unocal Corporation
6001 Bollinger Canyon Road	6001 Bollinger Canyon Road	6001 Bollinger Canyon Road
San Ramon, CA 94583	San Ramon, CA 94583	San Ramon, CA 94583
(925) 842-1000	(925) 842-1000	(925) 842-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

c/o Unocal Corporation
Kimberley C. Schafer	Kimberley C. Schafer	Kimberley C. Schafer
Assistant Corporate Secretary	Assistant Corporate Secretary	Assistant Corporate Secretary
6001 Bollinger Canyon Road	6001 Bollinger Canyon Road	6001 Bollinger Canyon Road
San Ramon, CA 94583	San Ramon, CA 94583	San Ramon, CA 94583
(Name, address, including zip code, and telephone	(Name, address, including zip code, and telephone	(Name, address, including zip code, and telephone
number, including area code, of agent for service)	number, including area code, of agent for service)	number, including area code, of agent for service)
Copies to:
Ruth Modisette, Esq.
David M. Koeninger, Esq.
Pillsbury Winthrop Shaw Pittman LLP
50 Fremont Street
San Francisco, California 94105

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3, Registration Nos. 333-103097, 333-103097-01 and 333-103097-02, filed on February 11, 2003, pertaining to (a) Debt Securities of Union Oil Company of California, (b) Common Stock of Unocal Corporation, (c) Preferred Stock of Unocal Corporation, (d) Warrants to Purchase Union Oil Company of California Debt Securities, Unocal Corporation Common Stock or Unocal Corporation Preferred Stock, (e) Guarantees of the Union Oil Company of California Debt Securities by Unocal Corporation, (f) Stock Purchase Contracts and Stock Purchase Units of Unocal Corporation, (g) Trust Preferred Securities of Unocal Capital Trust II and (h) Guaranties of the Trust Preferred Securities of Unocal Capital Trust II by Unocal Corporation. This Registration Statement also relates to Registration Nos. 333-58415, 333-58415-01, 333-58415-02, 33-54861, 33-54861-01, 33-38505, 33-38505-01, 33-21825, 33-21825-01, 33-01924 and 33-01924-01 (collectively, the “Related Registration Statements”) pursuant to Rule 429 under the Securities Act of 1933.
     The undersigned Registrants hereby remove and withdraw from registration all securities registered pursuant to this Registration Statement and the Related Registration Statements which remain unissued.
SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478 thereunder, each of the Registrants has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on August 10, 2005.

UNOCAL CORPORATION

By:	/s/ KIMBERLEY C. SCHAFER

Kimberley C. Schafer Assistant Corporate Secretary

UNION OIL COMPANY OF CALIFORNIA

By:	/s/ KIMBERLEY C. SCHAFER

Kimberley C. Schafer Assistant Corporate Secretary

UNOCAL CAPITAL TRUST II

By:	/s/ DARRELL D. CHESSUM*

By:	/s/ DANIEL A. FRANCHI*

By:	/s/ RICHARD L. WALTON*

* By:	/s/ KIMBERLEY C. SCHAFER

Kimberley C. Schafer Attorney-in-Fact

EXHIBIT INDEX

Exhibit	Description

24.1-24.3*	Powers of Attorney for Regular Trustees of Unocal Capital Trust II, authorizing the signing of this Post-Effective Amendment on Form S-3 on their behalf.

*	Filed herewith